Exhibit 10.4

NOTICE OF GRANT OF NON-QUALIFIED STOCK OPTION AWARD
PURSUANT TO THE UNIVERSAL INSURANCE HOLDINGS, INC.
2021 OMNIBUS INCENTIVE PLAN

FOR GOOD AND VALUABLE CONSIDERATION, Universal Insurance Holdings, Inc. (the “Company”) hereby grants, pursuant to the provisions of the Company’s 2021 Omnibus Incentive Plan (as amended from time to time, the “Plan”), to the Optionee designated in this Notice of Grant (the “Notice”) an award of a Non-Qualified Stock Option (the “Option”) to purchase the number of shares of Common Stock set forth in the Notice (the “Shares”), subject to the restrictions as outlined below in this Notice and the additional provisions set forth in the attached Terms and Conditions of Stock Option Award (the “Terms and Conditions” and, together with this Notice, this “Agreement”). The Optionee further acknowledges receipt of the information statement describing important provisions of the Plan. Specified provisions of the Employment Agreement, dated as of, between the Company and the Optionee (the “Employment Agreement”), that are noted in the Terms and Conditions, shall apply to the vesting and exercisability provisions of this Option.

Optionee:	Type of Option: Non-Qualified Stock Option
Exercise Price per Share: $	Date of Grant:
Total Number of Shares:	Expiration Date/Time:
Vesting Schedule:

Vesting is accelerated in certain circumstances described in more detail in the Terms and Conditions. Vesting in accordance with the schedule above (the “Vesting Schedule”) is conditioned upon continued employment through the applicable vesting date.

By signing below, the Optionee agrees that this Non-Qualified Stock Option Award is granted under and governed by the terms and conditions of the Plan and this Agreement.

OPTIONEE Signature Print Name Address	UNIVERSAL INSURANCE HOLDINGS, INC. a Delaware corporation By: Name: Its:

TERMS AND CONDITIONS OF STOCK OPTION AWARD

1. Grant of Option.

The Option granted to the Optionee and described in the Notice of Grant is subject to the terms and conditions of the Plan, which is incorporated by reference in its entirety into these Terms and Conditions of Stock Option Award. As designated in the Notice of Grant, this Option shall be treated as a “non-qualified stock option” for Federal income tax purposes.

The Company intends that this Option shall not contain terms that would cause the Option to be subject to the provisions of Section 409A, and this Agreement shall be administered and construed accordingly. Further, the Company may modify the Plan and this Agreement to the extent necessary to fulfill this intent.

2.           Exercise of Option.

(a)       Right to Exercise. This Option shall be exercisable, in whole or in part, during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Agreement. No Shares shall be issued pursuant to the exercise of an Option unless the issuance and exercise comply with applicable law. Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares. The Committee may, in its discretion, (i) accelerate vesting of the Option, or (ii) extend the applicable exercise period to the extent permitted under Section 6.03 of the Plan.

(b)        Method of Exercise. The Optionee may exercise the Option by delivering an exercise notice in a form approved by the Company (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price set forth in the Notice (the “Exercise Price”) as to all Shares exercised. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

     3.    Effect of Termination of Service on Vesting and Exercisability.

(a)    Resignation without Good Reason. In the event the Optionee resigns without Good Reason, any then non-vested portion of the Option will expire immediately and any then vested portion shall remain exercisable for 30 days following the Termination Date (but not beyond the Expiration Date).

(b)    Termination without Cause; Resignation with Good Reason. Except as provided in Section 4(a) below, in the event that the Optionee’s employment is terminated by the Company without Cause or the Optionee resigns with Good Reason, the entire then vested portion of the Option and the non-vested portion of the Option that would have vested had Optionee remained continuously employed for the one-year period following the Termination Date shall be immediately exercisable by the Optionee and shall remain exercisable for one year following the Termination Date (but not beyond the Expiration Date).

(c)    Termination due to Death or Disability. If the Optionee’s employment with the Company terminates due to death or Disability, any then non-vested portion of the Option will expire immediately and any then vested portion shall remain exercisable for six months following the Termination Date (but not beyond the Expiration Date).

(d)    Termination for Cause. If the Optionee’s employment is terminated by the Company for Cause, the entire Option, including any then vested and non-vested portion, will expire immediately upon the Termination Date.

(e)    Any portion of the Option that has not previously vested or does not vest as of the Termination Date in accordance with this Section 3 or Section 4 below shall be forfeited. In no event may any portion of this Option be exercised after the Expiration Date.

(f)    Capitalized words not otherwise defined in this Section 3 or in Section 4 below shall have the same meaning as set forth in the Employment Agreement, regardless of whether the Employment Agreement is then in effect.

4.    Change in Control.

(a)     Termination without Cause or Resignation with Good Reason within 24 Months Following a Change in Control. Notwithstanding Section 3(b), in the event Optionee’s employment is terminated within the 24-month period following a Change in Control as a result of Optionee’s termination without Cause or Optionee’s resignation with Good Reason, any portion of the Option outstanding on the Termination Date that has not previously vested or terminated under the terms of this Agreement shall be fully vested upon such Termination Date. The vested portion of the Option shall remain exercisable for the one-year period following the Termination Date. In the event that in connection with a Change in Control, a substitute, amended or replacement option shall be granted to Optionee in respect of this Option, then such substitute, amended or replacement option shall contain vesting and exercisability terms that are no less favorable to Optionee than the comparable terms in this Option to which they relate, and the exercise price of any substitute options granted to replace this Option shall be determined in a manner that complies with Treas. Reg. Section 1.409A-1(b)(5)(v)(D) and that preserves the aggregate intrinsic value in the Option immediately prior to the CIC Date.

(b)    Certain Changes in Control. Notwithstanding Section 4(a) above, in the event of a Change in Control in which the consideration received by the stockholders of the Company in the Change in Control consists exclusively of cash, securities not listed for trading on a national securities exchange or automated quotation system, or a combination of cash and such unlisted securities, the Option shall become immediately and fully vested on the CIC Date, and Optionee shall be entitled to receive (from either the Company or its successor) in cancellation of the Option a lump sum cash payment equal to the product of the number of Shares underlying the then unexercised portion of the Option multiplied by the fair market value of the consideration per share of Common Stock paid to the Company’s stockholders in the merger or consolidation less the aggregate Exercise Price of the then unexercised portion of the Option.

5.           Method of Payment.

If the Optionee elects to exercise the Option by submitting an Exercise Notice under Section 2(b) of this Agreement, the aggregate Exercise Price (as well as any applicable withholding or other taxes) shall be paid by Optionee in any of the following forms, or a combination of them:

(a)           cash or check in same day funds;

(b)           a “net exercise” (as described in Section 6.04(b) of the Plan) or such other consideration received by the Company under a cashless exercise program approved by the Company in connection with the Plan;

(c)           surrender of other Shares owned by the Optionee which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the exercised Shares and any applicable withholding; or

(d)     any other consideration that the Committee deems appropriate and in compliance with applicable law.

6.     Restrictions and Regulatory Limitations on Exercise. This Option may not be exercised if the issuance of the Shares upon exercise or the method of payment of consideration for those Shares would constitute a violation of any applicable law, regulation or Company policy.

Notwithstanding the other provisions of this Agreement, no option exercise or issuance of Shares pursuant to this Agreement shall be effective if (i) the shares of Common Stock reserved under the Plan are not subject to an effective registration statement at the time of such exercise or issuance, or otherwise eligible for an exemption from registration, or (ii) the Company determines in good faith that such exercise or issuance would violate any applicable securities or other law or regulation.

7.       Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee; provided, however, that the Optionee may transfer the Options (i) pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder) or (ii) by gift for no consideration to any member of the Optionee’s Immediate Family or to a trust, limited liability company, family limited partnership or other equivalent vehicle, established for the exclusive benefit of one or more members of his Immediate Family by delivering to the Company a Notice of Assignment in a form acceptable to the Company. No transfer or assignment of the Option to or on behalf of an Immediate Family member under this Section 7 shall be effective until the Company has acknowledged such transfer or assignment in writing. “Immediate Family” means the Optionee’s parents, spouse, children, siblings, and grandchildren. Following transfer, the Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. In the event an Option is transferred as contemplated in this Section 7, such Option may not be subsequently transferred by the transferee except by will or the laws of descent and distribution. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

8.         Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised prior to the Expiration Date only in accordance with the Plan and the terms of this Agreement.

9.           Withholding.

(a)    The Committee shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Optionee with respect to this Option.

(b)    The Optionee shall be required to meet any applicable tax withholding obligation in accordance with the provisions of Section 11.06 of the Plan.

(c)    The Optionee shall have the right to elect to meet any withholding requirement: (i) by having withheld from this Option at the appropriate time that number of whole shares of Common Stock whose Fair Market Value is equal to the amount of any taxes required to be withheld with respect to this Option, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to this Option or (iii) by a combination of shares of Common Stock and cash.

10.         Optionee Representations. The Optionee hereby represents to the Company that the Optionee has read and fully understands the provisions of this Agreement and the Plan and the Optionee’s decision to participate in the Plan is completely voluntary. Further, the Optionee acknowledges that the Optionee is relying solely on his or her own advisers with respect to the tax consequences of this Option.

11.         Miscellaneous.

(a)     Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

        (b)        Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

        (c)     Entire Agreement. This Agreement, the Plan and the Employment Agreement constitute the entire agreement between the parties with respect to the subject matter hereof.

        (d)         Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and, as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

        (e)      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts fully executed and performed in such State.

        (f)      Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

        (g)       Terms and Construction. Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Plan, except that capitalized words used in Sections 3 and 4 of this Agreement that are defined in both the Plan and the Employment Agreement shall have the meanings ascribed to them in the Employment Agreement, as if incorporated directly into this Agreement (and not the meanings set forth in the Plan to the extent inconsistent with the Employment Agreement). In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control. In the event of any conflict between the provisions of the Plan or this Agreement and the provisions of the Employment Agreement relating to the vesting and exercisability of the Option, such provisions of the Employment Agreement shall control as if incorporated directly into this Agreement.

(h)     Amendment. This Agreement may be amended at any time by written agreement of the parties hereto.

        (i)      No Right to Continued Employment. Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company or affect the right of the Company to terminate the Optionee’s employment or service at any time.

        (j)           Further Assurances. The Optionee agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.
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